WILD OATS MARKETS, INC.
2006 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the "Agreement") is made effective as of _______________, 20__ (the "Effective Date"), between Wild Oats Markets, Inc., a Delaware corporation (together with its Affiliated Corporations except where the context requires otherwise, the "Company"), and ("Grantee").

RECITALS

1. On ____________, 20__, the Board of Directors of the Company authorized the award of incentives relating to the Company's common stock to be issued under the Wild Oats Markets, Inc. 2006 Equity Incentive Plan (the "Plan") to specified Employees.

2. The purposes of the incentives are to reward each designated Employee for past service rendered to the Company and/or to provide an incentive for new or continued service with the Company, increase shareholder value, and advance the interests of shareholders.

3. This Agreement sets forth the terms and conditions approved by the Committee applicable to the award and issuance of Restricted Stock to Grantee under the Plan. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth in the Plan.

AGREEMENT

1. Grant of Restricted Stock. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby issues to Grantee a total of _______ shares of the Company's common stock, $0.001 par value (the "Restricted Stock"). The Restricted Stock is issued as of the Effective Date with a Fair Market Value, as determined under the Plan on the Effective Date, of $_______ per share.

2. Consideration. The Committee hereby issues this award in consideration of Grantee's performance of past services to the Company, which have contributed to the success of the Company and/or as an incentive for new or continued service as an Employee with the Company and its Affiliates.

3. Transferability; Restrictions and Forfeiture. Restricted Stock may not be sold, assigned, transferred by gift or otherwise, pledged, hypothecated, or otherwise disposed of, by operation of law or otherwise, and shall be subject to forfeiture in accordance with the provisions of Section 6 below, until Grantee becomes vested in the Restricted Stock in accordance with Section 5. Upon vesting, the restrictions in this Section 3 shall lapse, the Restricted Stock shall no longer be subject to forfeiture, and Grantee may transfer shares of Restricted Stock in accordance with applicable securities laws.

4. Enforcement of Restrictions. To enforce the restrictions set forth in Section 3, shares of Restricted Stock may be held in electronic form or book entry in escrow until the restrictions lapse. In the event the Company determines not to hold the shares in electronic form or book entry, the Restricted Stock may be evidenced in such manner as the Committee shall determine, including, but not limited to, the issuance of share certificates in the name of Grantee. In such case, Grantee hereby appoints the Secretary of the Company, or any other person designated by the Company as escrow agent, as attorney-in-fact to assign and transfer to the Company any shares of Restricted Stock forfeited by Grantee pursuant to Section 6 below, and shall, if requested by the Company, deliver and deposit with Grantee's attorney-in-fact any share certificates representing the Restricted Stock, together with a stock assignment duly endorsed in blank. The stock assignment and any share certificates shall be held by Grantee's attorney-in-fact until the restrictions set forth in Section 3 have lapsed with respect to the shares of Restricted Stock, or until this Agreement is no longer in effect.

5. Vesting; Lapse of Restrictions. Except as provided otherwise in this Agreement, the Restricted Stock shall vest only during Grantee's Continuous Status as an Employee of the Company or an Affiliate from the Effective Date through the dates described below, and the restrictions set forth in Section 3 shall lapse in their entirety, as follows:

(a) As of ___________, 2____, the restrictions set forth in Section 3 shall lapse as to __________ shares of Restricted Stock (__% of the aggregate number of shares);

(b) As of ___________, 2____, the restrictions set forth in Section 3 shall lapse as to __________ shares of Restricted Stock (__% of the aggregate number of shares);

(c) As of ___________, 2____, the restrictions set forth in Section 3 shall lapse as to __________ shares of Restricted Stock (__% of the aggregate number of shares);

(d) As of ___________, 2____, the restrictions set forth in Section 3 shall lapse as to __________ all remaining shares of Restricted Stock.

(e) In the event the above lapse of restriction results in the lapse of partial shares, the number of shares effected by the lapse shall be adjusted downward to the nearest whole share.

6. Change in Control. Upon the occurrence of a Change in Control (as defined in Section 9(b) of the Plan), Restricted Stock covered by this Agreement shall become fully exercisable regardless of whether all conditions of exercise relating to length of service have been satisfied.

7. Termination of Employment; Forfeiture of Restricted Stock.

(a) Death or Disability. If Grantee's Continuous Status as an Employee with the Company and its Affiliates terminates on account of death or permanent and total disability (within the meaning of Section 422(c)(6) of the Code), the Restricted Stock shall vest in full and the restrictions set forth in Section 3 shall lapse in their entirety.

(b) Other Terminations. If Grantee's Continuous Status as an Employee with the Company and its Affiliates terminates on account of any reason other than death or disability, including but not limited to voluntary resignation or involuntary termination by the Company with or without cause prior to the lapse of restrictions set forth in Section 5, the shares of Restricted Stock with respect to which the restrictions have not yet lapsed shall automatically be forfeited.

(c) Manner of Forfeiture. Any shares of Restricted Stock forfeited by Grantee pursuant to this Section 6 shall promptly be transferred to the Company without the requirement of further notice or the payment of any consideration. Grantee, or Grantee's attorney-in-fact, shall execute all documents and take all actions necessary or desirable, in the sole discretion of the Committee, to promptly effectuate the transfer. On and after the time at which any shares are required to be transferred to the Company, Grantee shall not be permitted to exercise any of the privileges or rights of a stockholder with respect to the shares but shall, in so far as permitted by law, treat the Company as owner of the shares.

(d) Effect of Prohibited Transfer. If any transfer of Restricted Stock is made or attempted to be made contrary to the terms of this Agreement, the Company shall have the right to acquire for its own account, without the payment of any consideration, such shares from the owner thereof or his or her transferee, at any time before or after the prohibited transfer. In addition to any other legal or equitable remedies it may have, the Company may enforce its rights to specific performance to the extent permitted by law and may exercise such other equitable remedies then available to it. The Company may refuse for any purpose to recognize any transferee who receives shares contrary to the provisions of this Agreement as a stockholder of the Company and may retain or recover all dividends on such shares that were paid or payable subsequent to the date on which the prohibited transfer was made or attempted.

8. Adjustments upon Changes in Stock; Sale or Merger.

(a) Adjustment by Merger, Stock Split, Stock Dividend, Etc. If the Company's common stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spinoff, combination of shares or otherwise), or if the number of such shares of stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Restricted Stock, the number and kind of shares of stock or other securities into which each outstanding share of Restricted Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be.

(b) Other Distributions and Changes in the Stock. In the event there shall be any other change affecting the number or kind of the outstanding shares of the Company's common stock, or any stock or other securities into which the stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that the change equitably requires an adjustment in the shares of Restricted Stock, an adjustment shall be made in accordance with such determination.

(c) General Adjustment Rules. All adjustments relating to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Fractional shares resulting from any adjustment to the Restricted Stock pursuant to this Section 9 may be settled as the Committee shall determine. Notice of any adjustment shall be given to Grantee.

(d) Reservation of Rights. The issuance of Restricted Stock shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

9. Legends; Additional Requirements. Grantee hereby acknowledges the Company may place legends on stock certificates issued pursuant to this Agreement as such counsel to the Company deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock. In connection therewith and prior to the issuance of shares, Grantee may be required to deliver to the Company such other documents and representations as may be reasonably necessary to ensure compliance with securities laws.

10. Rights of a Stockholder. Subject to the restrictions imposed by Section 3 and the terms of any other relevant sections hereof, Grantee shall have all of the voting, dividend, liquidation and other rights of a stockholder with respect to the Restricted Stock.

11. Tax Withholding Obligations. The Company's obligation to deliver shares of Common Stock to Grantee upon the vesting of such shares shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements. If Grantee has not otherwise satisfied his or her tax withholding obligation related to the vested shares by 5:00 p.m. Mountain Standard Time on the date the shares become vested, the Company shall withhold from the vested shares that would have been delivered a number of vested shares necessary to satisfy Grantee's withholding obligation.
Grantee may elect, subject to Company approval, to authorize the Company to satisfy any federal, state or local tax withholding obligation by any of the following means or by a combination of such means:

(a) Tendering a cash payment;

(b) Authorizing the Company to withhold shares from the shares of Common Stock otherwise issuable hereunder; or

(c) With prior consent of the Company, by delivering to the Company owned and unencumbered shares of the Common Stock of the Company with respect to those shares free. The Grantee does not need to make an election from restriction as of the Effective Date.

To satisfy the tender of a cash payment, Grantee may authorize the Company to withhold the amount due from Grantee's pay during pay periods immediately preceding the date of vesting. If vested shares are withheld to satisfy the tax withholding obligation, the number of shares withheld will be determined as the number of shares having an aggregate Fair Market Value equal to the minimum amount required to be withheld or such lesser amount as may be elected by Grantee. The Company may limit the number of shares withheld or delivered to the Company to satisfy Grantee's tax withholding obligation, if necessary, to avoid any adverse accounting treatment for the Company.

All elections shall be subject to the approval or disapproval by the Company. The value of shares withheld or transferred shall be based on the Fair Market Value of the stock on the date the amount of tax to be withheld is to be determined (the "Tax Date"). Any election to have shares withheld or transferred for this purpose will be subject to the following restrictions:

(i) All elections must be made prior to the Tax Date;

(ii) All elections shall be irrevocable; or

(iii) If Grantee is an officer or director of the Company within the meaning of Section 16 of the Exchange Act, Grantee must satisfy the requirements of Section 16 and any applicable rules thereunder with respect to the use of stock to satisfy tax withholding obligations.

12. Tax Consequences. Set forth below is a brief summary as of the date of grant of certain United States federal income tax consequences of the award of the Restricted Stock. This summary does not address employment, specific state, local or foreign tax consequences that may be applicable to Grantee. Grantee understands this is only a summary, it is not complete, and the tax laws and regulations are subject to change.

Grantee shall recognize ordinary income at the time or times described in Section 5 that the shares of Restricted Stock are released from the restrictions in Section 3, in an amount equal to the Fair Market Value of the shares on such date(s) less the amount paid, if any, and the Company shall be required to collect all applicable withholding taxes with respect to the income.

By signing this Agreement, Grantee represents he or she has consulted with his or her own personal tax advisor, or determined consultation is not necessary, and has not relied on any statements or representations of the Company or any of its agents regarding tax advice. Grantee understands and agrees he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

This summary does not address employment, state specific, local or foreign tax consequences that may be applicable to Grantee. Grantee understands this summary is necessarily incomplete and the tax laws and regulations are subject to change.

13. Notices. Any notice required or permitted to be given under this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to Grantee, five (5) days after deposit in the United States mail, postage prepaid, addressed to Grantee at the address currently on file with the Company or at such other address as Grantee hereafter designates by written notice to the Company.

14. Certificates. Stock may be delivered electronically or in the form of certificates in the discretion of the Company. Any references to certificates herein are deemed to include electronic delivery of securities.

15. Amendment. The Board may amend the Plan in accordance with Section 11(e) of the Plan. The Board may also amend the terms of this Agreement; provided, however, the rights and obligations of Grantee hereunder shall not be impaired by any such amendment unless (a) the Company requests consent of Grantee and (b) Grantee consents in writing.

16. Relationship to Plan. This Agreement shall not alter the terms of the Plan. If there is a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control. Capitalized terms used in this Agreement but not defined herein shall have the meanings set forth in the Plan.
17. Construction; Severability. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

18. Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Committee appointed under the Plan, but only to the extent permitted under the Plan.

19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns.

20. Rights to Employment. Nothing contained in this Agreement or the Plan shall be construed as giving Grantee any right to continue employment or other service with the Company or its Affiliates or shall affect the right of the Company or an Affiliate to terminate the employment of Grantee with or without notice and with or without cause.

21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law principles thereof.

22. Entire Agreement. Grantee acknowledges as of the date he or she signs this Agreement, it sets forth the entire understanding between Grantee and the Company and its Affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject [with the exception of the following agreements only:______].

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth below to be effective as of the Effective Date.

WILD OATS MARKETS, INC.
Company

By:  __________________________
                    [Name, Title]

Date:  ________________________

ACKNOWLEDGMENT AND AGREEMENT

By signature below, I acknowledge receipt of the Restricted Stock granted hereunder and I understand the grant is subject to the terms and conditions set forth in this Agreement and additional terms and conditions may be imposed under the terms of the Plan. I hereby accept the Restricted Stock awarded hereunder, subject to the terms and conditions set forth herein. I acknowledge I have received a copy of the Plan and the Prospectus for the Plan. I further acknowledge this award sets forth the entire understanding between me and the Company and its Affiliates regarding acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject.

[NAME]
Grantee

By:  ________________________

Date:  _______________________

Address:  ____________________